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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                ---------------


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                ---------------


      Date of Report (Date of earliest event reported): December 13, 1999



                             The Wiser Oil Company
            (Exact name of registrant as specified in its charter)




        Delaware                       0-5426                 55-0522128
(State or other jurisdiction        (Commission             (IRS Employer
    of incorporation)               File Number)          Identification No.)



                         8115 Preston Road, Suite 400
                             Dallas, Texas  75225
         (Address, including zip code, of principal executive offices)

      Registrant's telephone number, including area code:  (214) 265-0080


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     Item 5.  Other Events.

     Stock Purchase Agreement. On December 13, 1999, The Wiser Oil Company, a Delaware corporation (the "Company"), and Wiser Investment Company, LLC, a Delaware limited liability company ("WIC"), entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") pursuant to which WIC agreed, subject to the terms and conditions of the Stock Purchase Agreement, to purchase from the Company 1,000,000 shares (the "Preferred Shares") of a new Series C Cumulative Convertible Preferred Stock, par value $10.00 per share, of the Company (the "Series C Preferred Stock"), for an aggregate consideration of $25 million in cash. As used herein, the term "Purchaser" means WIC and any permitted assignee (a "WIC Assignee") of WIC's right to purchase the Preferred Shares.

     Description of the Preferred Shares. The Preferred Shares will be convertible from time to time at the option of the holder thereof after the 90th day following the closing of the transactions contemplated by the Stock Purchase Agreement (the "Closing") into a number of shares of the Company's Common Stock computed by dividing (i) the total amount of the $25.00 per share liquidation value (plus the aggregate accrued but unpaid dividends, if any) represented by the Preferred Shares to be converted by (ii) a conversion price of $4.25 per share of Common Stock, which conversion price is subject to certain anti-dilution adjustments. The Preferred Shares will pay dividends in shares of the Company's Common Stock or cash, at the Company's option, at an annual rate of 7.0% of the $25.00 per share liquidation value of such Preferred Shares. The holders of the Preferred Shares will vote together with the holders of the Company's Common Stock as a single class on matters submitted to a vote of the holders of the Company's Common Stock, with each Preferred Share having one vote for each share of Common Stock into which it is then convertible. Any Preferred Shares not previously converted will convert automatically to Common Stock three years after the Closing and prior to that time if the market price of the Company's Common Stock exceeds $10.00 per share for a period of 60 consecutive trading days. In the event (i) the Company fails to pay dividends on the Preferred Shares for a total of four quarterly dividend periods or (ii) the Company or certain of its subsidiaries become bankrupt or insolvent (either of such events referred to as an "Event of Noncompliance"), then holders of the Series C Preferred Stock will have the right to elect two additional members to the Board of Directors of the Company at a special meeting called by the holders of the Series C Preferred Stock and at the next and every subsequent annual meeting of stockholders until such time as an Event of Noncompliance no longer exists.

     Warrants. Also on December 13, 1999, the Company and WIC entered into a Warrant Purchase Agreement pursuant to which the Company agreed (i) to issue, sell and deliver to WIC at the Closing warrants to purchase 741,716 shares of the Company's Common Stock (representing approximately 5% of the total number of shares of Common Stock outstanding on December 13, 1999, plus the number of shares of Common Stock issuable upon conversion of the Preferred Shares) for an aggregate consideration of $14,834.32 in cash and (ii) in connection therewith to enter into a Warrant Agreement (the "Warrant Agreement") with WIC at the Closing. Under the terms of the Warrant Agreement, if the Company issues any shares of its Common Stock (other than shares issued under the Warrant Agreement, pursuant to the terms of the Series C Preferred Stock or pursuant to awards granted after the Closing under the
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Company's stock option plans or other director, officer or employee equity compensation plans, contracts or arrangements (the "Excluded Shares")), the Company agrees to issue to WIC additional warrants to purchase the Company's Common Stock so that the shares of Common Stock issuable upon exercise of the warrants continue to represent approximately 5% of the shares of Common Stock outstanding (not including the Excluded Shares) at any given time during the term of the warrants. The exercise price of the warrants to purchase 741,716 shares of Common Stock that will be issued at the Closing is $4.25 per share, subject to certain anti-dilution adjustments. Any additional warrants that are issued following the Closing to maintain WIC's warrant position at approximately 5% of the shares of Common Stock outstanding (not including the Excluded Shares) will have an exercise price based on the time of their issue, with such exercise price increasing from $4.25 per share at a rate of 10% per year following the Closing. The warrants will be exercisable on and after the second anniversary of the Closing and will expire seven years after the Closing.

     Conditions to Closing. The Closing is conditioned, among other things, upon the approval of the transactions by the stockholders of the Company, receipt of financing by WIC and other customary conditions.

     Management Agreement and Stockholder Agreement. In connection with the Closing, the Company and WIC will enter into a Management Agreement pursuant to which the Company will pay WIC $300,000 per year for (i) furnishing three individuals to serve on the Board of Directors of the Company and the Executive Committee of the Board (the "Purchaser Designees"), causing one of the Purchaser Designees to serve as Chief Executive Officer of the Company and selecting a person to serve as Chief Financial Officer of the Company and (ii) assisting the Company in the identification of acquisition opportunities. At the Closing, the Company and Purchaser will also enter into a Stockholder Agreement pursuant to which (i) the Company will fill the vacancies created by the resignation of three of the current members of the Board of Directors with three Purchaser Designees, one of which shall be designated to serve as Chairman of the Board,
(ii) the Company will create an Executive Committee comprised of the three Purchaser Designees and one of the current directors of the Company, which committee will have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, except for matters which by law require whole Board approval and certain other matters reserved for decision by the whole Board, (iii) one Purchaser Designee who is not an executive officer of the Company will serve on each other committee of the Board, (iv) the Company will grant certain demand and piggyback registration rights to Purchaser with respect to the shares of Common Stock issuable upon conversion of the Preferred Shares, upon exercise of the warrants issued under the Warrant Agreement and in payment of dividends payable on the Preferred Shares, and (v) Purchaser will be subject to certain transfer restrictions with respect to the securities issued or issuable pursuant to the Stock Purchase Agreement and the Warrant Agreement. If the Purchaser, together with its respective affiliates (the "Purchaser Group"), own less than 4,600,000 shares of Common Stock on a fully-diluted basis, the number of Purchaser Designees that Purchaser is entitled to designate to serve on the Board and the Executive Committee will be proportionately reduced based on the Purchaser Group's stock ownership. In addition, if the Purchaser Group owns less than 2,800,000 shares of Common Stock on a fully-diluted basis, Purchaser will no longer be entitled to (i) designate the Chairman of the Board, (ii) designate a Purchaser Designee

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to serve on other Board committees or (iii) nominate the Chief Executive Officer and the Chief Financial Officer of the Company.

     Amendment to Rights Agreement. The Board of Directors of the Company also approved an amendment to the Rights Agreement dated October 25, 1993 between the Company and ChaseMellon Shareholder Services, L.L.C., as successor Rights Agent (the "Amendment"), at the same time it approved the Stock Purchase Agreement and the transactions contemplated thereby. The Amendment amends the definition of "Acquiring Person" to exclude therefrom WIC and any WIC Assignee in connection with the execution, delivery and performance of the Stock Purchase Agreement and the other transaction documents, the consummation of the transactions contemplated thereby, and the beneficial ownership of WIC and any WIC Assignee of stock in the Company resulting therefrom, unless and until WIC or any WIC Assignee acquires beneficial ownership of more than 1% of the Common Stock then outstanding except as otherwise permitted by the Stock Purchase Agreement and the other transaction documents.

     A copy of the Company's press release regarding the Stock Purchase Agreement, the Warrant Purchase Agreement and the transactions contemplated thereby is attached hereto as Exhibit 99.1. The preceding summaries of the foregoing agreements are qualified in their entirety by reference to such agreements, copies of which are attached hereto or incorporated by reference herein as Exhibits 4.1, 10.1 and 10.2, and are incorporated in these summaries by reference.

     Disclosure Regarding Forward-Looking Statements. This Report includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this Report, including without limitation statements regarding the Company's financial position and liquidity, its strategic alternatives, cost reduction efforts and other plans and objectives for future operations, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on its business or operations. Among the factors that could cause actual results to differ materially from the Company's expectations are the volatility of oil and gas prices, the uncertainty of estimates of reserves and future net revenues, risks relating to acquisition of producing properties, drilling and operating risks, general economic conditions, competition, domestic and foreign government regulations and other factors which are beyond the Company's control. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by such factors. The Company assumes no obligation to update any such forward-looking statements.

     Item 7.  Financial Statements and Exhibits.

              (c)  Exhibits

                   Item           Exhibit
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              4.1       First Amendment to Rights Agreement dated December 13,
                        1999 between the Company and ChaseMellon Shareholder Services, L.L.C., as successor Rights Agent (incorporated by reference to Exhibit 4.2 of the Company's Registration Statement on Form 8-A/A (Amendment No. 2) filed with the Securities and Exchange Commission on December 23, 1999).

              10.1* Stock Purchase Agreement dated as of December 13, 1999 between the Company and WIC.

              10.2* Warrant Purchase Agreement dated as of December 13, 1999 between the Company and WIC.

              99.1*     Press Release, dated December 13, 1999.

-------
*filed herewith

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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         THE WISER OIL COMPANY



Date:  December 23, 1999                 By: /s/ Lawrence J. Finn
                                             --------------------------------
                                             Lawrence J. Finn
                                             Vice President Finance and
                                              Chief Financial Officer

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                               INDEX TO EXHIBITS


 Item
Number                Exhibit
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4.1        First Amendment to Rights Agreement dated December 13, 1999 between the Company and ChaseMellon Shareholder Services, L.L.C., as successor Rights Agent (incorporated by reference to Exhibit 4.2 of the Company's Registration Statement on Form 8-A/A (Amendment No. 2) filed with the Securities and Exchange Commission on December 23,
           1999).

10.1 Stock Purchase Agreement dated as of December 13, 1999 between the Company and WIC.

10.2 Warrant Purchase Agreement dated as of December 13, 1999 between the Company and WIC.

99.1       Press Release, dated December 13, 1999.

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